UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2025

ASTRANA HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2025, Astrana Health, Inc. (the “Company”) entered into an amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) with Truist Bank, in its capacities as administrative agent for the lenders (in such capacity, the “Agent”), issuing bank, swingline lender and a lender, Truist Securities, Inc. and Wells Fargo Securities, LLC, in their capacities as Co-Sustainability Structuring Agents, and Truist Securities, Inc., JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Securities, LLC, Bank of America, N.A., City National Bank, Mizuho Bank, LTD., Morgan Stanley Senior Funding, Inc., Preferred Bank and Fifth Third Bank, National Association, in their capacities as joint lead arrangers and/or lenders (the “Lenders”), to, among other things, amend and restate that certain amended and restated credit agreement, dated June 16, 2021, by and among the Company, certain lender parties party thereto from time to time and the Agent, in its entirety.

The Second Amended and Restated Credit Agreement provides for (a) a five-year revolving credit facility to the Company of $300,000,000, which includes a letter of credit sub-facility of up to $100,000,000 and a swingline loan sub-facility of $25,000,000, (b) a five-year term loan A credit facility to the Company of $250,000,000 and (c) a five-year delayed draw term loan credit facility to the Company of $745,000,000. The term loan A and revolving credit facilities will be used to, among other things, refinance certain existing indebtedness of the Company and certain subsidiaries, pay transactions costs and expenses arising in connection with the Second Amended and Restated Credit Agreement, and provide for working capital needs and other general corporate purposes, and, in addition to the foregoing, the revolving credit facility will also be used to finance certain future permitted acquisitions and permitted investments and capital expenditures. The delayed draw term loan facility will be used to finance the acquisition of certain assets contemplated by that certain asset and equity purchase agreement, dated November 8, 2024, by and among the Company, Prospect Medical Holdings, Inc., in its capacity as the seller representative, and certain other parties party thereto, and to pay any fees and expenses associated therewith.

The Company is required to pay a commitment fee of 0.175% to 0.35% multiplied by the daily amount of the unused revolving commitments during the availability period, with such fee determined on a quarterly basis based on the Company’s leverage ratio, and a ticking fee on the delayed draw term loan facility of 0.175% to 0.35% multiplied by the average daily unused portion of delayed draw term loan commitments, with such fee determined on a quarterly basis based on the Company’s leverage ratio.

Amounts borrowed under the Second Amended and Restated Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the rate for term SOFR published by the CME Group Benchmark Administration Limited two days prior to the first day of the applicable interest period, plus a spread of 1.25% to 2.50%, as determined on a quarterly basis based on the Company’s leverage ratio, or (b) a base rate, plus a spread of 0.25% to 1.50%, as determined on a quarterly basis based on the Company’s leverage ratio.

The Second Amended and Restated Credit Agreement requires the Company and its subsidiaries to comply with various affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving existence and entitlements, maintaining properties and insurance, complying with laws, maintaining books and records, requiring any new subsidiary meeting a materiality threshold specified in the Second Amended and Restated Credit Agreement to become a guarantor thereunder and paying obligations. The Second Amended and Restated Credit Agreement requires the Company and its subsidiaries to comply with, and to use commercially reasonable efforts to the extent permitted by law to cause certain material associated practices of the Company to comply with, restrictions on liens, indebtedness and investments (including restrictions on acquisitions by the Company), subject to specified exceptions. The Second Amended and Restated Credit Agreement also contains certain negative covenants binding the Company and its subsidiaries, including restrictions on fundamental changes, dividends and distributions, dispositions, sales and leasebacks, transactions with affiliates, restrictive agreements, use of proceeds, amendments of organizational documents, accounting changes and prepayments and modifications of subordinated debt.

The Second Amended and Restated Credit Agreement requires the Company to comply with two financial ratios, each calculated on a consolidated basis. The Company must maintain (commencing with the fiscal quarter ending June 30, 2025) (x) a maximum consolidated total net leverage ratio of not greater than (a) 5.00 to 1.00 as of the last day of each fiscal quarter ending prior to March 31, 2027, and (b) 4.50 to 1.00 as of the last day each fiscal quarter thereafter and (y) a minimum consolidated interest coverage ratio of not less than 2.50 to 1.00 as of the last day of each fiscal quarter.

The Company and its subsidiary, Astrana Health Management, Inc., have granted the Lenders a security interest in all of their assets, including stock and other equity issued by their subsidiaries, pursuant to the Amended and Restated Guaranty and Security Agreement, dated as of February 26, 2025, by and among Astrana Health, Inc., as borrower, and Astrana Health Management, Inc., as guarantor, in favor of Truist Bank, which amends and restates that certain guaranty and security agreement dated as of September 11, 2019, in its entirety (the “Amended and Restated Guaranty and Security Agreement”). The Second Amended and Restated Credit Agreement contains certain customary events of default. If any event of default occurs and is continuing under the Second Amended and Restated Credit Agreement, the Lenders may terminate their commitments, and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit. In addition, the Agent, on behalf of the Lenders, may pursue other remedies, including, without limitation, transferring pledged securities of the Company’s subsidiaries in the name of the Agent and exercising all rights with respect thereto (including the right to vote and to receive dividends), collect on pledged accounts, instruments and other receivables, and other rights provided by law.

In the ordinary course of business, certain of the Lenders under the Second Amended and Restated Credit Agreement and their affiliates have provided to the Company and its subsidiaries and the associated practices, and may in the future provide, (i) investment banking, commercial banking, cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The above description of the Second Amended and Restated Credit Agreement and the Amended and Restated Guaranty and Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Credit Agreement and the Amended and Restated Guaranty and Security Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 8.01	Other Events.

The Company’s Board of Directors has established June 11, 2025 as the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The 2025 Annual Meeting will be virtual, conducted exclusively by means of remote communication. The record date for stockholders eligible to vote at the 2025 Annual Meeting was set for April 22, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Second Amended and Restated Credit Agreement, dated as of February 26, 2025, by and among Astrana Health, Inc., as Borrower, the Lenders from time to time party thereto, and Truist Bank, as administrative agent for the Lenders, as issuing bank and as swingline lender
10.2*	Amended and Restated Guaranty and Security Agreement, dated as of February 26, 2025, by and among Astrana Health, Inc., as Borrower, Astrana Health Management, Inc., as Guarantor, in favor of Truist Bank, as administrative agent for the Secured Parties
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRANA HEALTH, INC.

Date: February 27, 2025	By:	/s/ Brandon K. Sim
	Name:	Brandon K. Sim
	Title:	Chief Executive Officer and President